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                                                               XTRA Corporation                                      Exhibit 11.2
                                               Calculation of Weighted Average Shares Outstanding
                                               --------------------------------------------------
                                           For the Four Quarters Ended September 30, 1994 and 1993
                                                            (Thousands of shares)

                                                                                Quarter Ended:

1994                                                      12/31/93         3/31/94         6/30/94         9/30/94           YTD
                                                          ---------       ---------       ---------       ---------       ---------
Computation of Primary Shares Outstanding
- - - -----------------------------------------
Weighted average common shares outstanding                   16,876          16,881          16,914          16,936          16,902

Common stock equivalents for primary EPS:

  Stock options outstanding                                     133             134             109             101             119
                                                          ---------       ---------       ---------       ---------       ---------

Weighted average number of common
shares outstanding (primary)                                 17,009          17,015          17,023          17,037          17,021
                                                          =========       =========       =========       =========       =========


Computation of Fully Diluted Shares Outstanding
- - - -----------------------------------------------
Weighted average common shares outstanding                   16,876          16,881          16,914          16,936          16,902

Common stock equivalents for fully diluted EPS:

  Stock options outstanding                                     137             134             110             105             125
                                                          ---------       ---------       ---------       ---------       ---------

Weighted average number of common
shares outstanding (fully diluted)                           17,013          17,015          17,024          17,041          17,027
                                                          =========       =========       =========       =========       =========


                                                                                Quarter Ended:

1993                                                      12/31/92         3/31/93         6/30/93         9/30/93           YTD
                                                          ---------       ---------       ---------       ---------       ---------

Computation of Primary Shares Outstanding
- - - -----------------------------------------
Weighted average common shares outstanding                   11,775          15,330          16,837          16,867          15,197

Common stock equivalents for primary EPS:

  Stock options outstanding                                     118             137             135             137             132
                                                          ---------       ---------       ---------       ---------       ---------

Weighted average number of common
shares outstanding (primary)                                 11,893          15,467          16,972          17,004          15,329
                                                          =========       =========       =========       =========       =========


Computation of Fully Diluted Shares Outstanding
- - - -----------------------------------------------
Weighted average common shares outstanding                   11,775          15,330          16,837          16,867          15,197


Common stock equivalents for fully diluted EPS:
  Stock options outstanding                                     138             142             136             140             155
                                                          ---------       ---------       ---------       ---------       ---------

  Cumulative Convertible Preferred Stock                      3,531               -               -               -             890
                                                          ---------       ---------       ---------       ---------       ---------

Weighted average number of common
shares outstanding (fully diluted)                           15,444          15,472          16,973          17,007          16,242
                                                          =========       =========       =========       =========       =========
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